Exhibit 8.2

[insert date]

Matter No.:341208

Doc Ref: Legal – 414038.2

NDS Group Holdings Limited

[insert address]

Dear Sirs,

Re: NDS Group Holdings Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the prospectus (the “Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in a registration statement on form F-1 (Registration No.[—]) (the “Registration Statement” which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission on [—] relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an aggregate of [—] common shares, par value US$[—] each, of which [—] (the “New Shares”) are being offered by the Company and [—] (the “Issued Shares”) are being offered by certain selling shareholders of the Company (the “Selling Shareholders”), together with an additional [—] common shares, par value US$[—] each, subject to an over-allotment option granted to the Underwriters (as defined below) by the Selling Shareholders pursuant to the Underwriting Agreement (the “Underwriting Agreement”) dated [—] among the Company, the Selling Shareholders (as defined therein) and the underwriters named in Schedule II thereto (the “Underwriters”) (together, the “Shares”).

For the purpose of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on [—], written resolutions of its directors dated [—] and [minutes of a meeting/written resolutions] of its shareholders [held on/dated] [—] (together, the “Resolutions”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose of the filing of the Registration Statement and the offering of the Shares by the Company and the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Bermuda Tax Considerations” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,